Exhibit 8(c)
Appendix "B"
To
Custodian Agreement
Between
Brown Brothers Harriman & Co. and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of September 18, 1997
 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of September 1, 1994 (the "Custodian Agreement"):
A. Additional Custodians
CUSTODIAN      PURPOSE
Bank of New York     FICASH
       FITERM
B. Special Subcustodians:
SUBCUSTODIAN      PURPOSE
Bank of New York     FICASH
C.  Foreign Subcustodians:
COUNTRY FOREIGN SUBCUSTODIAN  DEPOSITORY
Argentina Citibank, N.A., Buenos Aires  Caja de Valores, S.A.;
 (Citibank, N.A., New York Agt. 7/16/81 Central de Registracion y New York Agreement Amendment 8/31/90) Liquidacion de Instrumentos
   de Endeudamiento Publico (CRYL)

 First National Bank of Boston, Buenos Aires
 (First Nat. Bank of Boston Agreement 1/15/88
 Omnibus Amendment 2/22/94)
Australia National Australia Bank Ltd., Melbourne  Austraclear
Limited;
 (National Australia Bank Agt. 5/1/85 Reserve Bank Information and Agreement Amendment 2/13/92 Transfer System (RITS)
 Omnibus Amendment 11/22/93)
Austria Creditanstalt-Bankverein, Vienna  Oesterreichische
Kontrollbank
 (Creditanstalt Bankverein Agreement 12/18/89  Aktiengesellschaft
(OEKB)
 Omnibus Amendment 1/17/94)
Bahrain British Bank of the Middle East, Manama  None
Bangladesh Standard Chartered Bank, Dhaka  None
 (Standard Chartered Bank Agreement 2/18/92)

Belgium Banque Bruxelles Lambert, Brussels  Caisse
Interprofessionnelle de Depot
 (Banque Bruxelles Lambert Agreement 11/15/90  et Virements de Titres
(CIK)
 Omnibus Amendment 3/1/94)
   Banque Nationale de Belgique (BNB)
Bostwana Barclays Bank of Bostwana Ltd., Gaborone  None
 (Barclays Bank Agreement 10/5/94)

Brazil First National Bank of Boston, Sao Paulo  Sao Paulo Stock
Exchange
 (First National Bank of Boston Agreement 1/5/88  (BOVESPA), Sistema
Especial de
 Omnibus Amendment 2/22/94)  Liquidacao e Custodia (SELIC);
   Rio de Janeiro Exchange (BVRJ)
Canada Canadian Imperial Bank of Commerce, Toronto  Canadian
Depository for Securities,
 (Canadian Imperial Bank of Commerce  Ltd., (CDS)
 Agreement 9/9/88
 Omnibus Amendment 12/1/93)

 Royal Bank of Canada, Toronto  Bank of Canada
 Proposed Agreement
Chile Citibank, N.A., Santiago  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

China-Shanghai Standard Chartered Bank, Shanghai  Shanghai Securities
Central Clearing    (Standard Chartered Bank Agreement 2/18/92)  &
Registration Corporation      (SSCCRC)
China-Shenzhen Standard Chartered Bank, Shenzhen  Shenzhen Securities
Registration     (Standard Chartered Bank Agreement 2/18/92)  Corp.
Ltd., (SSRC)

Colombia Cititrust Colombia , S.A., Sociedad Fiduciaria, Bogota None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank N.A. Subsidiary Amendment 10/19/95
 Citibank N.A./Cititrust Colombia Agreement 12/2/91)

Czech Republic Ceskoslovenska Obchodni Banka, S.A., Prague Stredisko Cennych Papiru (SCP)
 (Ceskoslovenska Obchodni Banka Agreement 2/28/94)
   Czech National Bank
Denmark Den Danske Bank, Copenhagen  Vaerdipapircentralen - VP Center
 (Den Danske Bank Agreement 1/1/89
 Omnibus Amendment 12/1/93)
Ecuador Citibank, N.A., Quito  None
 (Citibank, N.A. New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank, Quito Side Letter 7/3/95)
Egypt Citibank, N.A., Cairo  Misr for Clearing, Settlement
 (Citibank, N.A. New York Agreement 7/16/81  and Depository
 New York Agreement Amendment 8/31/90)

Finland Merita Bank Ltd., Helsinki  Central Share Register of
   Finland Cooperative (CSR)

   Helsinki Money Market Center, Ltd.
   (HMMC)

   Finnish Central Securities
   Depository Ltd.


France Banque Paribas, Paris  SICOVAM
 Agreement 4/2/93)  Banque de France
Germany Dresdner Bank AG, Frankfurt  Deutscher Kassenverein AG (DKV)
 (Dresdner Bank Agreement 10/6/95)

Ghana Barclays Bank of Ghana Ltd., Accra  None
 (Barclays Bank Agreement 10/5/94)

Greece Citibank, N.A., Athens  Apothetirion Titlon A.E.
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

Hong Kong The Hongkong & Shanghai Banking  Hong Kong Securities
Clearing Co.    Corp., Ltd., Hong Kong  Ltd. (HKSCC);
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91 Central Clearing and Omnibus Supplement 12/29/93) Settlement System (CCASS)

Hungary Citibank Budapest, Rt.  Central Depository and Clearing
 (Citibank N.A., New York Agreement 7/16/81  House (Budapest) Ltd.,
  New York Agreement Amendment 8/31/90  (KELER Ltd.)
 Citibank N.A. Subsidiary Amendment 10/19/95
 Citibank N.A./Citibank Budapest Agmt. 1/24/92
 (amended 6/23/92 and 9/29/92))
India Citibank, N.A., Mumbai  National Securities Depository Limted
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank, Mumbai Amendment 11/17/93)

 Standard Chartered Bank, Mumbai
 (Standard Chartered Bank Agreement 2/18/92
 SCB, Mumbai Annexure and Side Letter 7/18/94)
Indonesia Citibank, N.A., Jakarta  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)
Ireland Allied Irish Banks, plc., Dublin  Gilt Settlement Office (GSO)
 (Allied Irish Banks Agreement 1/10/89
 Omnibus Amendment 4/8/94)  CREST
Israel Bank Hapoalim, B.M.  Tel-Aviv Stock Exchange
 (Bank Hapoalim Agreement 8/27/92)  (TASE) Clearinghouse Ltd.
Italy Banca Commerciale Italiana, Milan  Monte Titoli S.p.A.
 (Banca Commerciale Italiana Agreement 5/8/89
 Agreement Amendment 10/8/93  Banca D'Italia
 Omnibus Amendment 12/14/93)
Japan Sumitomo Trust & Banking Co., Tokyo  Japan Securities Depository
Center
 (Sumitomo Trust & Banking Agreement 7/17/92  (JASDEC)
 Omnibus Amendment 1/13/94);  Bank of Japan
Jordan Arab Bank, plc, Amman  None
 (Arab Bank Agreement 4/5/95

Kenya Barclays Bank of Kenya Ltd., Nairobi  None
 (Barclays Bank Agreement 10/5/94)
Lebanon British Bank of the Middle East, Beirut  Midclear
Malaysia Hongkong Bank Malaysia Berhad  Malaysian Central Depository
Sdn.     (Hongkong & Shanghai Banking Corp. Agt. 4/19/91  Bhd. (MCD)
 Omnibus Supplement 12/29/93
 Malaysia Subsidiary Supplement 5/23/94)  Bank Negara Malaysia

Mauritius Hongkong & Shanghai Banking Corp., Ltd.,  Central Depository
& Settlement Co.,    Port Louis  Ltd.
Mexico Citibank Mexico, S.A., Mexico City  Institucion para el
Deposito de
 (Citibank N.A., New York Agreement 7/16/81  Valores- S.D. INDEVAL,
S.A. de     New York Agreement Amendment 8/31/90  C.V.
 Citibank, Mexico, S.A. Amendment 2/7/95)
   Banco de Mexico
Morocco Banque Marocaine du Commerce Exterieur,   None
 Casablanca
 (BMCE Agreement 7/6/94)

Namibia Standard Bank Namibia Ltd., Windhoek  None
Netherlands ABN-AMRO, Bank N. V., Amsterdam  Nederlands Centraal
Instituut voor     Giraal Effektenverkeer BV   (NECIGEF)/KAS
Associatie N.V.     (ABN-AMRO Agreement 12/19/88)  (KAS)

   De Nederlandsche Bank (DNB)New New Zealand National Australia Bank Ltd., Melbourne Reserve Bank of New Zealand
   (RBNZ)
 (National Australia Bank Agreement 5/1/85
 Agreement Amendment 2/13/92  New Zealand Securities
 Omnibus Amendment 11/22/93  Depository Limited (NZCDS)
 New Zealand Addendum 3/7/89)

Norway Den norske Bank ASA, Oslo  Verdipapirsentralen (VPS)
 (Den norske Bank Agreement 11/16/94)

Oman British Bank of the Middle East, Muscat  Muscat Securities Market

Pakistan Standard Chartered Bank, Karachi  None
 (Standard Chartered Bank Agreement 2/18/92)

Peru Citibank, N.A., Lima  Caja de Valores (CAVAL)
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)

Philippines Citibank, N.A., Manila  The Philippines Central
Depository,    (Citibank N.A., New York Agreement 7/16/81  Inc.
 New York Agreement Amendment 8/31/90)
Poland Citibank Poland, S.A.  National Depository of Securities
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90 National Bank of Poland Citibank Subsidiary Amendment 10/19/95
 Citibank, N.A./Citibank Poland S.A. Agt. 11/6/92)
 Bank Polska Kasa Opieki S.A., Warsaw

Portugal Banco Espirito Santo e Comercial   Central de Valores
Mobiliaros
 de Lisboa, S.A., Lisbon  (Interbolsa)
 (BESCL Agreement 4/26/89
 Omnibus Amendment 2/23/94)
Russia Credit Suisse First Boston (Moscow), Ltd Rosvneshtorgbank Singapore Hongkong & Shanghai Banking Central Depository Pte Ltd.
(CDP)
 Corp., Ltd., Singapore
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93)
Slovak Republic Ceskoslovenska Obchodna Banka, S.A., Bratislava Stredisko Cennych Papeirov (SCP)
 (Ceskoslovenska Obchodna Banka Agmt. 10/12/94)
   National Bank of Slovakia
South Africa First National Bank of Southern Africa Ltd.,  The Central
Depository (Pty) Ltd.    Johannesburg  (CD)
 (First National Bank of Southern Africa Agmt. 8/7/91)
South Korea Citibank, N.A., Seoul  Korean Securities Depository (KSD)
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90
 Citibank, Seoul Agreement Supplement 10/28/94)

Spain Banco Santander S.A., Madrid  Servicio de Compensacion y
 (Banco Santander Agreement 12/14/88)  Liquidacion de Valores (SCLV)

   Banco de Espana
Sri Lanka Hongkong & Shanghai Banking Corp. Ltd.,   Central Depository
System (Pvt)     Colombo  Limited (CDS)
 (Hongkong & Shanghai Banking Corp. Agt. 4/19/91
 Omnibus Supplement 12/29/93)
Swaziland Barclays Bank of Swaziland Ltd., Mbabne  None
 (Barclays Bank Agreement 10/5/94)
Sweden Skandinaviska Enskilda Banken, Stockholm  Vardepappercentralen
VPC AB
 (Skandinaviska Enskilda Banken Agreement 2/20/89
 Omnibus Amendment 12/3/93)
Switzerland Swiss Bank Corporation, Basel  Schweizerische Effekten -
Giro A.G.
 (Swiss Bank Corporation Agreement 3/1/94)  (SEGA)
Taiwan Standard Chartered Bank, Taipei  Taiwan Securities Central
Depository    (Standard Chartered Bank Agmt. 2/18/92)  Co. Ltd. (TSCD)
Thailand Hongkong & Shanghai Banking Corp. Ltd.,   Thailand Securities
Depository
 Bangkok  Company (TSD)
 (Hongkong & Shanghai Banking Corp. Agmt. 4/19/91
 Omnibus Amendment 12/29/93)
Transnational   Cedel Bank Societe
   Anonyme, Luxembourg

   Euroclear Clearance System
   Societe Cooperative, Belgium
Turkey Citibank, N.A., Istanbul  Takas ve Saklama Bankasi A.S. (TvS)
 (Citibank N.A., New York Agmt. 7/16/81
 New York Agmt. Amendment 8/31/90)  Central Bank of Turkey (CBT)
United Kingdom Lloyds Bank PLC, London  Central Gilts Office (CGO);
   CREST;
   Central Money Markets Office
   (CMO)

Uruguay First National Bank of Boston, Montevideo  None

Venezuela Citibank, N.A., Caracas  None
 (Citibank N.A., New York Agreement 7/16/81
 New York Agreement Amendment 8/31/90)
Zambia Stanbic Bank Zambia Ltd., Lusaka Lusaka Central Depository Zimbabwe Stanbic Bank Zimbabwe Ltd., Harare None

  Each of the Investment Companies Listed on      Appendix "A" to the
Custodian Agreement,
  on Behalf of Each of Their Respective       Portfolios
  By:     /s/John Costello
  Name:  John Costello
  Title:   Asst. Treasurer